UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
December 31, 2009

INTERNATIONAL DEVELOPMENT AND ENVIRONMENTAL HOLDINGS
______________________________
(Exact name of registrant as specified in its charter)

Nevada	32-0237237
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

1701 E. Woodfield Rd. Suite 915
Schaumburg, IL.	60173
(Address of principal executive offices)	(Zip code)

(800) 884-1189

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Philip Huseyinof was removed as a Director of the Company by a vote of shareholders as required under Nevada law on December 31, 2009.   Effective December 31, 2009, Michael T. Williams and Bernard J. Tanenbaum III were elected Directors of the Corporation.  On the same date, Michael T. Williams was elected Secretary/Treasurer and Bernard J. Tanenbaum III was elected President of the Corporation by the new Board of Directors..

Mr. Bernard J. Tanenbaum III, 53, has served as senior vice president of corporate communications of Funtalk China Holdings Limited since July 2009. Mr. Tanenbaum served as the chief executive officer and a director of Middle Kingdom Alliance Inc. from its inception until its merger with Funtalk China Holdings.   Since December 2003, Mr. Tanenbaum has served as the chief financial officer of Oriental Development Management Ltd. and its wholly owned subsidiary, Shanghai Treasure Bay Oriental Development, Inc. The primary business of these companies is commercial real estate development in China. In 1997, Mr. Tanenbaum founded Primus Capital LLC, an Atlanta, Georgia-based structured finance and investment company, and is currently serving as the president. Mr. Tanenbaum received a Masters in Business Administration from Harvard Business School in 1982, and in 1978 he received a Bachelor of Arts from Tulane University.

Michael T. Williams has been principal of Williams Law Group, P.A., a Tampa Florida law firm, since 1997.

Mr. Williams and Mr. Tanenbaum have loaned the Corporation in excess of $100,000.

There are no compensation arrangements with Mr. Williams and Mr. Tanenbaum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Development and Environmental Holdings

By: /s/ Michael T. Williams

Michael T. Williams
Secretary
International Development and Environmental Holdings
Dated:   December 31, 2009